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                         FIRST AMENDED AGREEMENT


       THIS Agreement by and between Kevin Bartley, 1300 Windlass Corporation, a Maryland corporation with its principal office in Naples, Florida, Robert L. Ballou, Ernest Chu, ERHC Investment Group, LLC, a Florida limited liability company with principal office in West Palm Beach, Florida, ERHC Investment Group A, LLC, a Florida limited liability company with principal office in West Palm Beach, Florida, ERHC Investment Group C, LLC, a Florida limited liability company with principal office in West Palm Beach, Florida, ERHC Investment Group II, LLC, a Florida limited liability company with principal office in West Palm Beach, Florida, Corporate Builders, L.P. a Florida partnership with principal office in West Palm Beach, Florida, Eugene Friedman, Global Capital Advisors Strategic Investment Fund, Ltd., a Bermuda based closed end investment fund of Bermuda Commercial Bank Building, 44 Church Street, Hamilton HM 12 Bermuda, "S" Corporation with headquarters at 6 Colony Park Drive, Suite 900, Cummings, Georgia 30040, Global Capital Advisors, Ltd., a Georgia partnership with headquarters in Cummings, Georgia, James Griffin, Don Hillin, Dr. Julian Herskowitz, Stan Katz, Peter Lane, Joe Lorenzo, Robert McKnight, Phil Perry, Craig Phillips, Travis L. Phillips, Jerry Rappaport, Michael Rossi, David Warren, Stripper Operators, Inc., a Utah corporation with its principal office located at P.O. Box 1574, Roosevelt, Utah, 85066, Howard Talks, Frank Ferrante, Diane Hom, Azriel Nagar and Sheila Nagar, Edward R. Rolquin, Joseph and Valerie Spano, David Abelove, Stephen Patterson, Carl Stahler, Stephen Stahler, and Uinta Oil and Gas, Inc., a Utah corporation with principal office in Roosevelt, Utah (collectively the "Plaintiffs") acting as one party on the one hand and CHROME ENERGY, L.L.C. ("Chrome"), a Delaware U.S.A. limited liability company with offices located at 1209 Orange Street, Wilmington,



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Delaware 19801 on the other hand.

       WHEREAS, the Plaintiffs are owners and holders of shares of the common stock of ERHC (the "Shares") and some Plaintiffs additionally own notes of ERHC convertible into Shares (the "Notes"), and certain of the Plaintiffs have filed a shareholder derivative suit and certain of the Plaintiffs have asserted individual claims against certain current and former directors of Environmental Remediation Holdings Corporation ("ERHC"), a Colorado Corporation, and have included ERHC as an involuntary plaintiff and a nominal defendant, which suit is pending in the District Court For The City And County of Denver, Colorado, Case No. 00cv1326, Courtroom 2 (the "Court"), styled ENVIRONMENTAL REMEDIATION HOLDING CORPORATION DERIVATIVELY BY AND THROUGH KEVIN BARTLEY ET AL V. TALISMAN CAPITAL OPPORTUNITY FUND L.P. ET AL (the "Suit"); and

       WHEREAS, Chrome has entered into a Purchase Agreement dated as of December 31, 2000 (the "SPA") to purchase all of the equity and debt interest of Talisman Capital Opportunity Fund and TC Hydro Carbon in ERHC and the resignation of the Talisman officers and directors and appointment of new officers and directors designated by Chrome in connection therewith (collectively the "Acquisition"); and

       WHEREAS, Chrome's obligation to close the Acquisition under the SPA is expressly subject to and conditioned upon the preliminary approval of the transactions contemplated hereunder by the Court and the giving of notice to all shareholders of this transaction in the form and manner as may be required by the Court (collectively the "Preliminary Approval"); and

       WHEREAS, subject to the terms and conditions hereof, Chrome and the Plaintiffs have agreed to enter into this Agreement, and the Plaintiffs have agreed to dismiss the Suit with



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prejudice, with each party to bear its own costs as per the stipulation of dismissal;

       NOW, THEREFORE, in consideration of the mutual covenants hereof, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree, subject only to the express conditions hereof, intending in all respects to be legally bound:

1. Conditioned upon the closing of the Acquisition by Chrome (the "Closing"), Chrome shall cause ERHC to perform the obligations set forth in
Section 2, Section 3(a), and Sections 4 through 9 hereof. Conditioned upon (i) the occurrence of the Closing and (ii) dismissal of the Suit with prejudice after the giving of notice in the form and manner ordered by the Court (the "Final Approval," the Closing and the Final Approval being collectively referred to herein as the "Conditions"), Chrome shall cause ERHC to perform the obligations set forth in Section 3(b) hereof. Upon the Closing, each of the Plaintiffs, individually, shall automatically be deemed to have remised, released, quitclaimed, and forever discharged and by these presents shall remise, release, quitclaim, and forever discharge, and without further act or action or execution or delivery of each additional documents or instruments, each and every, all and singular of, Talisman Capital Opportunity Fund, L.P., a Delaware corporation with its principal office at 16101 LeGrand Drive Suite 100, Little Rock, Arkansas 72223, Talisman Capital Opportunity Fund, Inc., is a Delaware corporation with its principal office at 16101 LeGrand Drive Suite 100, Little Rock, Arkansas 72223, Talisman Capital Hydro Carbon, Inc., is a Delaware corporation named TC Hydro Carbon, Inc., with its principal office at 16101 LeGrand Drive Suite 100, Little Rock, Arkansas 72223, Geoffrey Tirman, Brian Ladin, Mark Lee, and Laura Kleber, (the "Defendants"), all other directors, officers, and employees of ERHC, and those agents, attorneys,



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accountants, consultants, or other representatives of the Defendants and ERHC who may be entitled to indemnification from ERHC, whether past, present, or future, and ERHC (collectively the "Released Parties"), from and against all rights, claims, liabilities, demands, losses, suits, judgments, awards, and cause or causes of action and the like which any of the Plaintiffs may now have or hereafter possess against the Released Parties, past, present, or future, in each case whether asserted or unasserted, known or unknown, now in existence or arising later, now owned or acquired later, and whether owned outright or acquired by assignment, including without limitation to the generality of the foregoing all claims of any kind which have been or which could have been asserted in the Suit, or for fraud, deceit, misrepresentation, breach of fiduciary duties, unjust enrichment, rescission, rights to an accounting, conspiracy, gross negligence, willful misconduct, intentional infliction of harm, unlawful distributions, breach of contract, breach of covenant of good faith and fair dealing, malfeasance, corporate waste, claims arising out of the ownership, officerships, directorships, or operations of ERHC, Plaintiffs' investment therein, including any claims of governmental agencies or claimed violations of federal or state "blue sky" laws or representations or promises by anyone including, without limitation, those relating to registration rights or anti-dilution entitlements, and any and all other claims or matters of any kind or character including without limitation all other claims for moneys, compensation, or remuneration or any kind, whether at law or in equity, by contract or in tort or otherwise, all of which shall be included in the term "Claims" except the term "Claims" does not include breach by the entities named as released herein of their undertakings under this Agreement. In connection therewith and as part of said release, Plaintiffs irrevocably and unconditionally covenant not to sue any of the Released Parties on any of the Claims. Between the date hereof



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and the dismissal of the Suit with prejudice, none of the Plaintiffs will institute or join in any actions or proceedings of any kind against any of the Released Parties, and further, each of the Plaintiffs covenants and agrees that from and after Closing they will take no action to further pursue or prosecute the Suit and will not institute any other putative derivative actions on behalf of ERHC. Chrome and the Plaintiffs understand and agree that the release granted herein is conditioned upon the execution of a reciprocal release by the Defendants of all individual claims against the Plaintiffs.

2. Promptly following the Closing, ERHC shall deliver to those Plaintiffs who previously paid the agreed consideration for shares of common stock and/or warrants of ERHC, whether such payment was with cash or for services rendered to ERHC, but did not receive same, the shares and/or warrants to which they are entitled, as listed in the attached Schedule I hereto. Rule 144 legended stock will have the legend lifted provided the holding period and any other legal requirements applicable to lifting same are fully satisfied.

3. (a) Promptly following the Closing, ERHC will issue to Plaintiffs' Counsel 8,500,000 shares of the common stock of ERHC as compensation for attorney's fees and expenses. Such shares shall be restricted and legended as required by applicable law. Additionally, where Plaintiffs' Counsel represents noteholders of ERHC and pursuant to their power of attorney and contingent fee contract, Plaintiffs' Counsel is entitled to share in said noteholders' amended and restated notes as part of attorney's fees payable pursuant thereto, Plaintiffs' Counsel will receive amended and restated notes in the amount of the attorney's fees split agreed to between Plaintiffs' Counsel and their noteholder clients.

     (b) Promptly following the Closing, Chrome agrees to cause ERHC to issue such



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shares and amended and restated notes. Notwithstanding the foregoing, the
8,500,000 shares shall be held in escrow by a mutually agreeable escrow agent, to be released upon obtaining the Final Approval. If the Suit is not dismissed with prejudice, the issuance of such shares shall be rescinded without further act and returned to ERHC for cancellation.

4. Chrome represents and warrants that all officers and directors of ERHC appointed or elected by Talisman and TC Hydro Carbon are required by the terms of the SPA to resign immediately following the Closing and that Chrome will not waive such requirement. Contemporaneous with Closing, Chrome agrees to designate new ERHC directors. At Closing, Chrome will cause ERHC to issue a full and final release of all claims, as that term is defined herein, in favor of all Plaintiffs who sign this Agreement.

5. Following the Closing, Chrome or the then current holder of the $4,000,000 working capital note (the "$4,000,000 Note") made by ERHC to TC Hydro Carbon dated on or about August 3, 1999 may at its option convert all past unpaid advances in the amount of $2,200,000 and accrued interest thereon under the note to shares of ERHC at a conversion price of $0.20 per share (the "Conversion Price"). ERHC shall release TC Hydro Carbon from any existing or continuing obligations under the $4,000,000 Note.

6. Following the Closing, Chrome and ERHC will enter into a term loan agreement on customary commercial terms and conditions pursuant to which Chrome will commit to advance to ERHC sums to be used for working capital purposes in the amount of $1,800,000.00. The interest rate charged by Chrome will be 10% per annum. The advances will be evidenced by a senior convertible promissory note in the original principal amount of $1,800,000 (the "$1,800,000 Note"), which note will rank senior to ERHC's convertible subordinated notes.



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Unpaid principal and accrued interest on the $1,800,000 Note shall be convertible at Chrome's option into common stock of ERHC at the Conversion
Price.

7. Following the Closing, Chrome agrees to use all commercially reasonable efforts to restore ERHC to reporting status as a public company under the Securities Exchange Act of 1934 (the "34 Act") and to establish and maintain communications with a market maker broker-dealer to seek to return the shares of common stock of ERHC to trading status. Chrome further agrees, for a period of 18 months (540 days-the "Reporting Term") from the closing date of the Acquisition (i) not to seek to de-certify ERHC as a 34 Act public company and (ii) not to re-incorporate ERHC in a jurisdiction outside the United States. PROVIDED, HOWEVER, Chrome shall be relieved from such obligations during the Reporting Term under clause (i) above if a Majority of Minority Shareholders (as defined below) vote in favor of, consent to, tender their shares in a tender offer made to all of the shareholders of ERHC, or take other action that results in ERHC (or its successor) having less than 500 shareholders and under clause (ii) above if a Majority of Minority Shareholders vote in favor of re-incorporating ERHC outside the United States. A "Majority of Minority Shareholders" means a majority of the then outstanding shares of ERHC common stock not owned or controlled by Chrome, management of ERHC, or an affiliate of Chrome or any affiliate of any entity that Chrome owns or controls. Nothing herein shall prohibit Chrome or ERHC from making a tender offer at any time for the shares and/or notes of ERHC that it does not then own.

8. Following the Closing, Chrome shall have the right to lend to ERHC up to an additional $5,000,000 on a senior convertible subordinated basis. In connection therewith, following satisfaction of the Closing Condition, Chrome and ERHC will enter into a term loan agreement



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on customary commercial terms and conditions. Advances which Chrome elects to make will be evidenced by senior subordinated convertible promissory notes in an aggregate original principal amount not to exceed $5,000,000 (the "$5,000,000 Notes"), which notes will rank PARI PASSU with ERHC's other convertible subordinated notes. Principal and unpaid interest on the $5,000,000 Notes shall be convertible at Chrome's option into common stock of ERHC at the lesser of the Conversion Price or such price as shall be determined by the Board of Directors of ERHC based upon an independent determination of the fairness thereof as determined by a recognized investment banker and appropriate opinion of counsel.

9. Following the Closing, ERHC may enter into settlements with various claimants against ERHC, which settlements may be funded, in whole or in part, by the issuance of restricted shares of the common stock of ERHC. The decision whether to settle or not, and any cash payments and/or how many shares of the common stock of ERHC will be issued as part of any settlement, will be determined by the Board of Directors of ERHC in accordance with the business judgment rule.

10. Upon execution of this Agreement, Messrs. Ernest Chu and Lee Hendelson shall each have delivered to Plaintiffs' Counsel for delivery to ERHC at the Closing an executed written instrument, satisfactory in form and substance to Chrome's special corporate counsel, Jackson Walker LLP, (i) that validly and irrevocably waives notice of the meeting of ERHC's Board of Directors held on August 2, 1999 (at which meeting a quorum of four directors of ERHC Board unanimously authorized and approved the issuance of 375,000,000 ERHC Shares to TC Hydrocarbon and further unanimously authorized and approved the issuance of $4,000,000 Note to TC Hydro Carbon, all in exchange for legal, valid and sufficient consideration from TC



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Hydro Carbon) and (ii) resigning as an officer and director of ERHC effective immediately following the August 2, 1999 meeting of the Board. Upon execution of this Agreement, Mr. Stephen Warner shall have delivered to Plaintiffs' Counsel for delivery to ERHC at the Closing an executed written instrument, satisfactory in form and substance to Chrome's special corporate counsel, Jackson Walker LLP, to the effect that (i) Mr. Warner never accepted or agreed to serve in any position as a director or officer of ERHC and thus has never been an officer or director of ERHC, notwithstanding minutes of the ERHC Board to the contrary, and (ii) to the extent that Mr. Warner may be deemed or held to have been a member of ERHC's Board on August 2, 1999 or at any other time, Mr. Warner irrevocably waives notice of the August 2, 1999 meeting and all other meetings of the Board of Directors of ERHC such that no action taken or approved at any such board meeting shall be considered or held invalid as a result of any claim by any person that Mr. Warner did not receive notice of or participate in any such meeting. Such written instruments shall be inserted into the corporate minute book of ERHC and shall have the same force and effect, and shall be conclusive and binding upon ERHC and its shareholders, as if such instruments had been executed, delivered and validly entered in ERHC's corporate minutes on or prior to August 2, 1999.


11. The Plaintiffs recognize and agree that they shall be entitled to nothing further in connection with the Claims or this Agreement other than those items specifically provided for herein. Each Plaintiff further agrees to indemnify, defend, and hold harmless the Released Parties for any breaches of its covenants, representations and warranties, and releases under this Agreement or for Claims asserted by anyone claiming by, through, or under such Plaintiff. Nothing in this Agreement shall require any Plaintiff to provide indemnification because of the



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actions or breaches of any other Plaintiff or shareholder.

12. As a condition to the closing of the Acquisition, Chrome may require 85% by principal amount of all convertible subordinated notes of ERHC and 66 2/3% of such notes within each series to be amended and restated to have a maturity date of January 31, 2003, interest payable annually in cash or stock of ERHC at the payees' option, and a conversion right at the Conversion Price.

13. Plaintiffs shall promptly upon the signing of this Agreement by a majority in interest of Plaintiffs, which majority in interest shall be calculated under the terms of the engagement agreement between Plaintiffs and Plaintiffs Counsel ("Majority in Interest"), move the Court to grant the Preliminary Approval and also to approve the form of notice to be given to the shareholders of ERHC for the Final Approval. All costs and expense in connection with the notice to shareholders required in connection with the Final Approval shall be paid directly by ERHC. Plaintiffs and ERHC (following closing of the Acquisition) will use best efforts to cause the Court to grant both the Preliminary Approval, if not already obtained, and the Final Approval. Plaintiffs covenant to use their Best Efforts in working with the Court, and if requested by ERHC an independent counsel appointed by the Court, to obtain dismissal of the Suit with prejudice.

14. Each of the Plaintiffs and Chrome agree to do or cause to be done such further acts and to execute such further documents as either Chrome or the Plaintiffs or their counsel shall reasonably require from time to time to more fully effectuate the transactions contemplated hereby.

15. Chrome understands that the Plaintiffs are not the only persons authorized to bring a



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derivative action on behalf of ERHC. Plaintiffs and Plaintiffs' Counsel represent and warrant that they are not aware of and have not participated in any other pending or threatened derivative suits on behalf of ERHC. However, as to any individual Claims held by Plaintiffs against the Released Parties, each of the Plaintiffs represents and warrants that they are the sole and lawful owners and holders of their own Claims, that the same have not in whole or in part been assigned, conveyed, or encumbered in any way, and no charge or security interest granted thereon. The Plaintiffs, which are not individuals, further represent and warrant that with respect to itself all required corporate or company approvals of and all corporate or company actions of such Plaintiffs necessary or appropriate for the consummation of the transactions contemplated herein and the due execution and delivery hereof, including without limitation required shareholder, member, manager, director, and officer consents and resolutions, have been duly and validly obtained and true and correct copies furnished to Chrome concurrently with the execution hereof. Each Plaintiff further represents and warrants that with respect to itself any persons signing this Agreement on their behalf are fully authorized to do so, and proof acceptable to Chrome thereof furnished to Chrome concurrently with the execution hereof. Each Plaintiff further represents and warrants that with respect to itself it has entered into this Agreement after seeking advice of counsel of their own choosing, of their own free will, with a full understanding of the terms and conditions hereof and the legal and binding effect thereof, and without representation or warranty or promise of any kind other than as may expressly be provided in this Agreement by any of the Released Parties or any other person, company, or other entity. Each of the Plaintiffs acknowledges and agrees that he has received adequate notice of the terms and conditions hereof, and has read, reviewed, and fully understands the terms and conditions of this



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Agreement and the effect and legal consequences thereof and their rights and claims which are being settled and released hereby and the procedure for both the Preliminary Approval and Final Approval, and hereby irrevocably elects not to object to either. Each of the Plaintiffs acknowledges and agrees that this is a full and final agreement to dismiss all derivative Claims in the Suit and an agreement to fully and finally release of all individual Claims against the Released Parties. Plaintiffs irrevocably consent to the dismissal of the Suit with prejudice and hereby instruct their counsel to irrevocably represent to the Court their request for both the Preliminary Approval and Final Approval. The Plaintiffs acknowledge and agree that Plaintiffs' Counsel has not provided them with any commercial advice but has explained the legal consequences of this Agreement and has recommended to the Plaintiffs that they accept this Agreement. The Plaintiffs hereby irrevocably consent to Chrome's and ERHC's taking the actions called for under this Agreement. Chrome hereby acknowledges and agrees that its counsel has explained the legal consequences of this Agreement including, without limitation, its obligations under Sections 2 and 7.

16. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Colorado, exclusive of any choice of law rules which may refer to the laws of another jurisdiction. All disputes under or in connection with this Agreement which cannot be amicably settled shall be determined by the Court, to whose personal and subject matter jurisdiction the parties hereto irrevocably submit.

17. This Agreement sets forth the entire agreement between the parties concerning this matter, and all prior or contemporaneous negotiations, commitments, understandings, agreements, promises, or representations of any kind, verbal or written, are superceded hereby.



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The Plaintiffs shall not be entitled to rely on any promises or representations not expressly contained herein. No amendment, modification, or waiver shall be effective unless reduced to writing and signed by the parties. The obligations of the parties set forth herein shall be binding upon and inure the benefit of each party's heirs, executors, administrators, beneficiaries, transferees, successors and assigns.

18. Plaintiffs acknowledge and agree that Chrome is not entering into this proposal on behalf of the Defendants or ERHC, or any of them, but upon satisfaction of the Conditions, the Defendants and ERHC shall be deemed third-party beneficiaries to the extent applicable.

19. The Plaintiffs acknowledge and agree that this Agreement is being made for settlement purposes only, and is not an admission of liability by any party of any kind to the Plaintiffs or any other person or party.


       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written. This agreement may be signed in multiple counterparts, each of which taken together shall constitute one and the same instrument. Facsimile signatures shall have the effect of delivered originals. This Agreement shall be binding upon the execution of a Majority in Interest of the Plaintiffs as defined in Section 12 hereof.